Exhibit 10.1

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the ___ day of _____, 20__ (the “Effective Date”), between Carbon Natural Gas Company, a Delaware corporation (the “Company”), and ___________ (the “Director”).

1.             Award. Pursuant to the Carbon Natural Gas Company 2011 Stock Incentive Plan, as amended (the “Plan”) and effective as of the Effective Date, an award of ______________ (_________) unvested shares of the Company’s common stock, par value $0.01 per share (the “Restricted Stock Award”) has been made to the Director. The Restricted Stock Award is subject to the terms and conditions of this Agreement. The Restricted Stock Award (and upon lapse of the Forfeiture Restrictions (as defined hereinafter), the issuance of the shares underlying the Restricted Stock Award (the “Shares”)) is made in consideration of services that the Director has performed for the Company and services to be provided to the Company in the future. The Restricted Stock Award is being made subject to acceptance of this Agreement by the Director and satisfaction of the conditions of this Agreement. This Restricted Stock Award is subject to all of the terms and provisions of the Plan, including future amendments thereto, if any.

2.             Definitions. Capitalized terms used in this Agreement that are not defined below or in the body of this Agreement shall have the meanings given to them in the Plan. In addition to the terms defined in the body of this Agreement, the following capitalized words and terms shall have the meanings indicated below:

(a)          “Cause” means a felony conviction of the Director or the failure of the Director to contest prosecution for a felony, or the Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

(b)          “Change in Control” means the occurrence of:

(i)          the acquisition within any 12-month period by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the total voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors, but excluding the following transactions (the “Excluded Acquisitions”):

(A)         any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company),

(B)          any acquisition by the Company, and

(C)         any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

(ii)          a change in the composition of the Board such that at any time during a period of 12 months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof;

(iii)          an acquisition (other than an Excluded Acquisition) by any Person of fifty percent (50%) or more of the voting power or value of the Company’s stock;

(iv)          the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are Beneficial Owners of the Company’s stock outstanding immediately prior thereto continuing to Beneficially Own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power or value of the Company’s stock (or the stock of the surviving entity) outstanding immediately after such merger, consolidation or reorganization; or

(v)          the sale or other disposition during any 12 month period of all or substantially all of the assets of the Company, provided that such sale is of assets having a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of the assets of the Company immediately prior to such sale or disposition.

The foregoing definition of “Change in Control” is intended to comply with the requirements of Section 409A of the Code and the guidance issued thereunder and shall be interpreted and applied by the Committee in a manner consistent therewith.

(c)          “Disability” means disability as determined by the Committee in accordance with Section 22(e)(3) of the Code.

(d)          “Fair Market Value” has the meaning provided in the Plan.

(e)          “Forfeiture Restrictions” shall have the meaning specified in Section 3(a) hereof.

(f)          “Section 16 Person” shall mean an officer, director or affiliate of the Company or a former officer, director or affiliate of the Company who is subject to section 16 of the Securities Exchange Act of 1934, as amended.

3.             Restricted Stock. The Director hereby accepts the Restricted Stock Award and agrees with respect thereto as follows:

(a)           Forfeiture Restrictions. Prior to the lapse of the Forfeiture Restrictions, neither the Restricted Stock Award nor the Shares may be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and in the event of termination of the Director’s membership on the Board for Cause, the Director shall, for no consideration, forfeit to the Company all of his rights in and to the Restricted Stock Award and the Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender such rights in and to the Restricted Stock Award and the Shares upon termination of membership on the Board as provided in the preceding sentence are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Director’s rights in and to the Restricted Stock Award.

(b)           Lapse of Forfeiture Restrictions. Provided that the Director has continuously served as a member of the Board from the date of this Agreement through the lapse date described in this sentence, the Forfeiture Restrictions shall lapse with respect to 100% of the Restricted Stock Award on the first to occur of (i) the date upon which a Change in Control occurs or (ii) the date upon which the Director’s membership on the Board is terminated other than for Cause.

(c)           Certificates. As soon as practicable following the lapse of the Forfeiture Restrictions, the Company shall either (i) cause a certificate or certificates evidencing Shares to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which the Director is a party) in the name of the Director or, (ii) issue appropriate instructions to the transfer agent if the electronic, book-entry method is utilized. In any event, the Company, in its discretion, may elect to deliver the Shares in certificate form or electronically to a brokerage account established for the Director’s benefit at a brokerage financial institution selected by the Company.

(d)           Corporate Acts. The existence of the Restricted Stock Award shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of the Restricted Stock Award pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Stock Award for all purposes of this Agreement.

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(e)           No Rights as a Stockholder. Until the lapse of the Forfeiture Restrictions, neither the Director nor any legal representative, legatee or heir shall have any rights or privileges of a stockholder of the Company with respect to any unvested Shares and upon the lapse of the Forfeiture Restrictions, the Director shall have rights as a stockholder of the Company only with respect to the Shares from which the Forfeiture Restrictions have lapsed.

4.            Withholding of Tax. To the extent that the receipt of the Restricted Stock Award or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Director for federal, state or local tax purposes, the Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its minimum obligation under applicable tax laws or regulations, and if the Director fails to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Shares distributable to the Director under this Agreement) then or thereafter payable to the Director any tax required to be withheld by reason of such resulting compensation income or wages. The Director acknowledges and agrees that the Company is making no representation or warranty as to the tax consequences to the Director as a result of the receipt of the Restricted Stock Award, the lapse of any Forfeiture Restrictions or the forfeiture of any portion of the Restricted Stock Award pursuant to the Forfeiture Restrictions.

5.             Status of Stock. The Director agrees that upon lapse of the Forfeiture Restrictions, the Shares issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Director also agrees that certificates, if any, representing the Shares shall bear the following restrictive legend in order to assure compliance with applicable securities laws,

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

The Director further agrees that (i) the Company may refuse to register the transfer of the shares of the Company’s common stock issued under this Agreement on the stock transfer records of the Company if such proposed transfer would, constitute a violation, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of Shares.

6.             Membership on the Board. Nothing in the adoption of the Plan, or the Restricted Stock Award made pursuant to this Agreement, shall confer upon the Director the right to continued membership on the Board or affect in any way the right of the Company to terminate such membership at any time. Any question as to whether and when there has been a termination of the Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee or its delegate, and its determination shall be final.

7.             Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Director, such notices or communications shall be effectively delivered if hand delivered to the Director or if sent by registered or certified mail to the Director at the last address the Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

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8.             Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between the Director and the Company and constitutes the entire agreement between the Director and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

9.             Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director. The provisions of Section 5 shall survive the lapse of the Forfeiture Restrictions without forfeiture.

10.           Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all as of the date first above written.

CARBON NATURAL GAS COMPANY

By:
Patrick R. McDonald,
Chief Executive Officer

DIRECTOR:

Signature Page

Restricted Stock Agreement

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